UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2009

CINCINNATI BELL INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio	31-1056105
(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 18, 2009, Cincinnati Bell Inc. announced that it had entered into a definitive agreement with American Tower Corporation to sell 196 wireless communications towers and related equipment to American Tower for $100 million in cash, subject to certain closing adjustments. The towers are located primarily in Ohio and Kentucky. Cincinnati Bell will continue to remain a tenant on all 196 towers under a long-term lease agreement. The transaction is expected to close on or about December 30, 2009.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/S/ CHRISTOPHER J. WILSON
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: November 18, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated November 18, 2009